Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Horizon Quantum Holdings Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Secondary Offering: Class A Ordinary Shares	(1)	Other	30,337,035	$8.79	$266,662,537.65	0.0001381	$36,826.10
Fees to be Paid	Equity	Secondary Offering: Class A Ordinary Shares underlying Class B Ordinary Shares	(2)	Other	19,744,585	$8.79	$173,554,902.15	0.0001381	$23,967.93

Total Offering Amounts:							$440,217,439.80		60,794.03
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$60,794.03

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Offering Note(s)

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents 30,335,035 Class A Ordinary Shares registered for resale by the Selling Securityholders identified in the Registration Statement, which include (1) 1,163,484 issued and outstanding Ordinary Shares held by dMY Squared Sponsor LLC; (2) 9,196,021 Ordinary Shares issued to certain Selling Securityholders pursuant to various subscription agreements entered into on December 4, 2025 and March 6, 2026; (4) 19,957,530 Ordinary Shares currently held by certain Selling Securityholders; and (5) 20,000 Class A Ordinary Shares currently held by Revere Securities LLC.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Ordinary Shares as reported on April 9, 2026, which was approximately $8.79 per share.
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents the registration for resale by Joseph Fitzsimons of 19,744,585 Class A Ordinary Shares issuable upon conversion of the Class B Ordinary Shares held by Joseph Fitzsimons.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Class A Share as reported on April 9, 2026, which was approximately $8.79 per share.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A Ordinary Shares underlying Warrants	(1)	6,044,160	$84,618,240.00	F-4	333-292737	02/17/2026
Equity	Class A Ordinary Shares underlying Class B Ordinary Share	(2)	19,744,585	3,990.66	F-4	333-292737	02/17/2026
Equity	Warrants	(3)	2,884,660	0.00	F-4	333-292737	02/17/2026
Equity	Class A Ordinary Shares underlying Warrants	(4)	2,884,660	0.00	F-4	333-292737	02/17/2026

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Prospectus Note(s):

(1)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-4 (File No. 333-292737), which was declared effective on February 17, 2026 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

Represents 6,044,160 Class A Ordinary Shares to be issued by the Registrant upon exercise of Public Warrants to purchase 3,159,500 Class A Ordinary Shares and Sponsor Warrants to purchase 2,884,660 Class A Ordinary Shares. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.
(2)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-4 (File No. 333-292737), which was declared effective on February 17, 2026 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

Represents the 19,744,585 Class A Ordinary Shares to be issued by the Registrant upon conversion of the Class B Ordinary Shares. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.
(3)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-4 (File No. 333-292737), which was declared effective on February 17, 2026 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

Represents the 2,884,660 Private Warrants registered for resale by the Sponsor. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.
(4)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-4 (File No. 333-292737), which was declared effective on February 17, 2026 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

Represents the 2,884,660 Ordinary Shares underlying Sponsor Warrants bring registered for resale by the Sponsor. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.